UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-128902 (Commission File Number)	20-2627531 (I.R.S. Employer Identification No.)

510 Main Street, P.O. Box 49, Adams, Nebraska		68301
(Address of principal executive offices)		(Zip Code)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
          E Energy Adams, LLC (“the Company”) executed an Employment Agreement (the Agreement) on November 6, 2006, to hire Mr. Sam Sacco for the position of Chief Executive Officer (“CEO”), pursuant to which Mr. Sacco’s employment as CEO of the Company is effective as of October 30, 2006.
          Prior to the date Mr. Sacco accepted the position of CEO and General Manager with the Company, Mr. Sacco held the position of Vice President of Logistics for Quality Technology International in Wisconsin. Prior to his employment with Quality Technology International, Mr. Sacco had been employed with South Texas Grain in Brownville, Texas, and prior to his tenure at South Texas Grain, he worked for Ag Processing Inc. (“AGP”) in Nebraska.
          The terms of the Agreement provide that Mr. Sacco shall report directly to the board of directors and his duties under the Agreement include, but are not limited to the management of the day-to-day operation of the Company, the direction of its strategic planning, to ensuring compliance with all relevant quality, health, safety, legal and general duties and to hire or terminate its employees.
          In consideration of his services, Mr. Sacco will receive an annual base salary of $102,000 and will be eligible for a Pre-Startup Bonus up to $20,000 for exceptional services rendered by Mr. Sacco prior to startup of operations of the Company. In addition, Mr. Sacco will be eligible for an annual performance bonus of up to $100,000. Mr. Sacco will be entitled to fully participate in the Company’s employee benefit plans and programs. Mr. Sacco will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as CEO. Either Mr. Sacco or the Company may terminate the Agreement without cause upon 90 days advance notice to the other.
          Mr. Sacco will have the obligation not to disclose the Company’s confidential information or trade secrets to any person or entity during the term of the Agreement and for a period of 24 months following termination of the Agreement. Under the Agreement, Mr. Sacco is also subject to a covenant not to compete with the Company during the term of the Agreement and for a period of 24 months within a 200 mile radius of the Company’s facilities in Gage County, Nebraska.
Item 7.01 Regulation FD Disclosure
          On November 8, 2006, we released a press release announcing the hiring of Sam Sacco as the Chief Operating Officer/General Manager of E Energy Adams, LLC. The press release is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release dated November 8, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

November 8, 2006	/s/ Jack L. Alderman

Date	Jack L. Alderman, Chairman